Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-284850 and No. 333-276788) and Form S-8 (No. 333-263153) of Ads-Tec Energy PLC (the Company) of our report dated May 9, 2025, relating to the consolidated financial statements, which appears in this Annual Report on Form 20-F. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO AG Wirtschaftsprüfungsgesellschaft

Frankfurt am Main, Germany

May 9, 2025